UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2013
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant’s telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

Creation of Revolving Credit Facilities

On September 12, 2013, Caterpillar Inc. (“Caterpillar”) entered into a Credit Agreement (the “364-Day Facility”) among Caterpillar, Caterpillar Financial Services Corporation (“Cat Financial”), Caterpillar International Finance Limited (“CIF”) and Caterpillar Finance Corporation (“CFC” and, together with Caterpillar, Cat Financial and CIF, the “Borrowers”), certain financial institutions named therein (“Banks”), Citibank, N.A. (“Agent”), Citibank International plc (“Local Currency Agent”), and The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“Japan Local Currency Agent”), which provides for an unsecured aggregate revolving credit facility to the Borrowers of up to US$3 billion (“364-Day Aggregate Commitment”) and expires on September 11, 2014. A Local Currency Addendum that enables CIF to borrow in certain approved currencies including Pounds Sterling, Swiss Francs and Euro for an aggregate amount up to the equivalent of US$100 million and a Japan Local Currency Addendum that enables CFC to borrow Japanese Yen for an aggregate amount up to the equivalent of US$100 million, as part of the 364-Day Aggregate Commitment, were also executed on September 12, 2013.

Certain of the Banks and the Agent, as well as certain of their respective affiliates, have performed, and may in the future perform, for Caterpillar and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received and may in the future receive customary fees and expenses.

Amendments to and Extensions of Existing Credit Agreements

On September 12, 2013, Caterpillar entered into Omnibus Amendment No. 3 and Amendment No. 1 to the Local Currency Addendum (“2010 Facility Amendment”) to the 2010 Four-Year Credit Agreement dated September 10, 2010 (as amended, the “Four-Year Facility”) and Omnibus Amendment No. 2 and Amendment No. 1 to the Local Currency Addendum (“2011 Facility Amendment” and, together with the 2010 Facility Amendment, the “Amendments”) to the 2011 Five-Year Credit agreement dated September 15, 2011 (as amended, the “Five-Year Facility” and, together with the 364-Day Facility and the Four-Year Facility, the “Credit Facilities”).

The 2010 Facility Amendment extends the expiration date of the Four-Year Facility to September 15, 2016 and the 2011 Facility Amendment extends the expiration date of the Five-Year Facility to September 14, 2018. The Amendments also modify the terms of the Four-Year Facility and the Five-Year Facility to be consistent with certain terms and conditions of the 364-Day Facility, including, without limitation, terms and conditions of advances, use of proceeds and Borrower representations and warranties.

The Credit Facilities are available for general corporate purposes. The Borrowers have not drawn on the Credit Facilities.

The Credit Facilities contain certain representations and warranties, covenants and events of default, including financial covenants. Under the Credit Facilities, Caterpillar is required to maintain consolidated net worth not less than US$9 billion at all times. Caterpillar’s consolidated net worth is defined as the consolidated stockholder’s equity including preferred stock but excluding the pension and other post-retirement benefits balance within Accumulated other comprehensive income (loss). Cat Financial is required to maintain an interest coverage ratio above 1.15 to 1, where the interest coverage ratio is defined as the ratio of (1) profit excluding income taxes, interest expense and net gain/(loss) from interest rate derivatives to (2) interest expense, calculated at the end of each calendar quarter for the rolling four quarter period then most recently ended. Cat Financial is also required to maintain a leverage ratio (consolidated debt to consolidated net worth) below 10.0 to 1, calculated (1) on a monthly basis as the average of the leverage ratios determined on the last day of each of the six preceding calendar months and (2) on each December 31. Drawings under the Credit Facilities are also subject to conditions precedent and the payment of certain facility fees.

The foregoing description of the Credit Facilities and the Amendments is a summary and is qualified in its entirety by the terms and provisions of the 364-Day Credit Facility, the Local Currency Addenda to the 364-Day Credit Facility, and the Amendments, which are filed as exhibits to this report, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is hereby incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

	Exhibit No.	Description

	99.1	2013 364-Day Credit Agreement

	99.2	Local Currency Addendum to the 2013 364-Day Credit Agreement

	99.3	Japan Local Currency Addendum to the 2013 364-Day Credit Agreement

	99.4	Omnibus Amendment No. 3 and Amendment No. 1 to Local Currency Addendum to the 2010 Four-Year Credit Agreement

	99.5	Omnibus Amendment No. 2 and Amendment No. 1 to the Local Currency Addendum to the 2011 Five-Year Credit Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATERPILLAR INC.

	By:	/s/ James B. Buda
Dated: September 17, 2013		James B. Buda
Executive Vice President, Law and Public Policy

EXHIBIT INDEX

Exhibit No.	Description

99.1	2013 364-Day Credit Agreement

99.2	Local Currency Addendum to the 2013 364-Day Credit Agreement

99.3	Japan Local Currency Addendum to the 2013 364-Day Credit Agreement

99.4	Omnibus Amendment No. 3 to Credit Agreement and Amendment No. 1 to Local Currency Addendum to the 2010 Four-Year Credit Agreement

99.5	Omnibus Amendment No. 2 and Amendment No. 1 to the Local Currency Addendum to the 2011 Five-Year Credit Agreement